Exhibit 99.1

ShiftPixy, Inc. Announces Pricing of $12 Million Private Placement

Priced At-The-Market under Nasdaq Rules

MIAMI, September 1, 2021 -- ShiftPixy, Inc. (the “Company”) (Nasdaq: PIXY), a Florida-based national staffing enterprise, which designs, manages, and sells access to a disruptive, revolutionary platform that facilitates employment in the rapidly growing Gig Economy, today announced that it has entered into a securities purchase agreement with a large institutional investor for a private placement of common stock and warrants exercisable for common stock expected to result in gross proceeds to the Company of approximately $12 million before deducting placement agent commissions and other transaction-related expenses payable by the Company. In the private placement, the Company has agreed to sell (i) 2,850,000 shares of its common stock together with warrants to purchase up to 2,850,000 shares of common stock, and (ii) 4,673,511 pre-funded warrants with each pre-funded warrant exercisable for one share of common stock, together with common warrants to purchase up to 4,673,511 shares of common stock. Each share of common stock and accompanying common warrant are being sold together at a combined offering price of $1.595, and each pre-funded warrant and accompanying common warrant are being sold together at a combined offering price of $1.5949. The pre-funded warrants will be immediately exercisable, at a nominal exercise price of $0.0001, and may be exercised at any time until all of the pre-funded warrants are exercised in full. The common warrants will have an exercise price of $1.595 per share, will be exercisable upon issuance and will expire five years from the date of an effective registration statement covering the shares underlying the warrants.

The Company intends to use the net proceeds from the private placement for general corporate purposes, including working capital, operating expenses, and capital expenditures, as well as for certain expenses associated with the sponsorship by its wholly-owned subsidiary, ShiftPixy Investments, Inc., of certain special purpose acquisition companies as previously announced. The private placement is expected to close on or about September 3, 2021, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the transaction.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws as of the time of issuance and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission ("SEC") or an applicable exemption from such registration requirements. The Company has agreed to file one or more registration statements with the SEC registering the resale of the shares of common stock and the shares of common stock underlying the warrants purchased in the private placement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ShiftPixy

ShiftPixy (PIXY) provides a disruptive human capital management platform, revolutionizing employment in the Gig Economy by delivering a next-gen mobile engagement technology to help businesses with shift-based employees navigate regulatory mandates, minimize administrative burdens and better connect with a ready-for-hire workforce. With expertise rooted in management’s nearly 25 years of workers’ compensation and compliance programs experience, ShiftPixy adds a needed layer for addressing compliance and continued demands for equitable employment practices in the growing Gig Economy.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. These forward-looking statements include, among other things, statements regarding the anticipated use of proceeds from the private placement and the anticipated closing date of the private placement. Although such forward-looking statements are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate. If any of the risks or uncertainties, including those set forth below, materialize or if any of the assumptions proves incorrect, the results of the Company, could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties include, but are not limited to, risks associated with the nature of the Company’s business model; the Company’s ability to execute its vision and growth strategy; the Company’s ability to attract and retain clients; the Company’s ability to assess and manage risks; changes in the law that affect the Company’s business and its ability to respond to such changes and incorporate them into its business model, as necessary; the Company’s ability to insure against and otherwise effectively manage risks that affect its business; risks arising from the COVID-19 pandemic or any other events that could cause wide-scale business disruptions; competition; reliance on third-party systems and software; the Company’s ability to protect and maintain its intellectual property; and general developments in the economy and financial markets. These and other risks are discussed in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K, filed on November 30, 2020, as amended on January 12, 2021, and its periodic and current reports on Form 10-Q and Form 8-K. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change, except as required by applicable securities laws. The information in this press release shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD. Further information on these and other factors that could affect the financial results of the Company, is included in the filings we make with the SEC from time to time. These documents are available on the "SEC Filings" subsection of the "Investor Information" section of the Company’s website at https://ir.shiftpixy.com/financial-information/sec-filings, or directly from the SEC’s website at https://www.sec.gov.

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, the Company is alerting investors and other members of the general public that the Company will provide updates on operations and progress required to be disclosed under Regulation FD through its social media on Facebook, Twitter, LinkedIn and YouTube. Investors, potential investors, shareholders and individuals interested in the Company are encouraged to keep informed by following us on Facebook, Twitter, LinkedIn and YouTube.

INVESTOR CONTACT: Investor.Relations@ShiftPixy.com or 800.475.3655.